UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2021, the Board of Directors of Regional Management Corp. (the “Company”) promoted Steven B. Barnette to the position of Vice President, Corporate Controller of the Company, effective as of April 1, 2021 (the “Commencement Date”). Effective as of the Commencement Date, Mr. Barnette will succeed Michael S. Dymski, the Company’s Vice President and Chief Accounting Officer, as the Company’s principal accounting officer, and Mr. Dymski will assume a new role within the Company as Vice President of Financial Planning and Analysis.

Mr. Barnette, age 41, has over 18 years of experience in public accounting and corporate finance and has served as the Company’s Corporate Controller since November 2017. Prior to joining the Company, Mr. Barnette was the Corporate Controller and Director of Accounting at American Credit Acceptance LLC, a national provider of auto finance solutions, from 2012 to 2017 and served as the Corporate Accounting Manager at Resolute Forest Products Inc. (f/k/a AbitibiBowater Inc.), a publicly traded paper and forest products company, from 2009 to 2012. Mr. Barnette also served for over seven years in Ernst & Young LLP’s assurance practice serving a wide range of public and private clients. Mr. Barnette, who holds a B.S. in Business Administration, Concentration in Accounting from the University of South Carolina Upstate and a Master of Accountancy from the University of South Carolina, is a Certified Public Accountant.

In connection with Mr. Barnette’s promotion, the Company entered into an offer letter to provide him with the following: (i) annual base salary of $225,000; (ii) eligibility to participate in the Company’s Key Team Member Incentive Program with a target performance level opportunity equal to 80% of base salary; and (iii) participation in the Company’s other benefit plans in accordance with practices for other executives of similar level.

There are no arrangements or understandings between Mr. Barnette and any other person pursuant to which Mr. Barnette was selected as Vice President, Corporate Controller (principal accounting officer), there are no family relationships between Mr. Barnette and any of the Company’s directors or executive officers, and there are no related party transactions involving Mr. Barnette that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: March 31, 2021	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer

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